Exhibit 99.1

Motive Capital Corp II will Redeem its Class A Ordinary Shares and will not Consummate an Initial Business Combination

NEW YORK, May 25, 2023 – Motive Capital Corp II (NYSE: MTVC) (the “Company”), a publicly-traded special purpose acquisition company, announced today that, because the Company will not consummate an initial business combination within the time period required by its Amended and Restated Memorandum and Articles of Association (the “Articles”), the Company intends to liquidate and dissolve in accordance with the provisions of the Articles, and will redeem all of its outstanding Class A ordinary shares, par value $0.0001 (the “Public Shares”), effective as of the close of business on June 9, 2023.

The per-share redemption price for the Public Shares will be approximately $10.50 (the “Redemption Amount”). The balance of the Company’s trust account as of May 19, 2023 was $358,654,367.75, which includes approximately $10,452,438.95 in interest income. In accordance with the terms of the related trust agreement, the Company expects to retain up to $100,000 of the interest earned on the funds held in the trust account to pay dissolution expenses. Accordingly, there is expected to be a total of $358,554,367.75 available for redemption of the 34,137,444 Public Shares outstanding, which results in a redemption price of approximately $10.50 per share.

The Company anticipates that the Public Shares will cease trading on the New York Stock Exchange (“NYSE”) as of the close of business on June 8, 2023. As of the close of business on June 9, 2023, the Public Shares will be deemed cancelled and will represent only the right to receive the Redemption Amount.

In order to provide for the disbursement of funds from the trust account, the Company will instruct Continental Stock Transfer & Trust Company, the Company’s transfer agent and trustee of the trust account, to take all necessary actions to liquidate the securities held in the trust account. The proceeds of the trust account will be held in a non-interest bearing account while awaiting disbursement to the holders of the Public Shares. The Redemption Amount will be payable to the holders of Public Shares upon delivery of their Public Shares or units to Continental Stock Transfer & Trust Company, 1 State Street, 30th Floor, New York, New York 10004. Beneficial owners of Public Shares held in “street name,” however, will not need to take any action in order to receive the Redemption Amount. The redemption of the Public Shares is expected to be completed within ten business days after June 9, 2023.

The Company’s sponsor, officers and directors have agreed to waive their rights to liquidating distributions from the trust account with respect to their outstanding Class B ordinary shares issued prior to the Company’s initial public offering. There will be no redemption rights or liquidating distributions with respect to the Company’s warrants, which will expire worthless.

The Company expects that NYSE will file a Form 25 with the United States Securities and Exchange Commission (the “Commission”) to delist the Company’s securities. The Company thereafter expects to file a Form 15 with the Commission to terminate the registration of its securities under the Securities Exchange Act of 1934, as amended.

Forward-Looking Statements

This press release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. We have based these forward-looking statements on our current expectations and projections about future events. These forward-looking statements are subject to known and unknown risks, uncertainties and assumptions about us that may cause our actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by such forward-looking statements. In some cases, you can identify forward-looking statements by terminology such as “may,” “should,” “could,” “would,” “expect,” “plan,” “anticipate,” “believe,” “estimate,” “continue,” or the negative of such terms or other similar expressions. Factors that might cause or contribute to such a discrepancy include, but are not limited to, those described in our other filings with the Commission. We undertake no obligation to update these statements for revisions or changes after the date of this release, except as required by law.

Contacts

Continental Stock Transfer & Trust

cstmail@continentalstock.com

212-509-4000

Solebury Strategic Communications

sbohlen@soleburystrat.com